Exhibit 99.1

Soleno Therapeutics Announces Pricing of Approximately $120 Million Underwritten Public Offering of Common Stock and Concurrent Private Placement of Common Stock and/or Pre-Funded Warrants

September 28, 2023

REDWOOD CITY, Calif., September 28, 2023 (GLOBE NEWSWIRE) — Soleno Therapeutics, Inc. (Nasdaq:SLNO), (“Soleno” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced today the pricing of the underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $20.00 per share. The gross proceeds of the public offering are expected to be approximately $60.0 million, before deducting the underwriting discount and other estimated offering expenses. Soleno has also granted the underwriters a 30-day option to purchase up to 450,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

In connection with the public offering, Soleno has entered into a securities purchase agreement with certain investors, including entities affiliated with existing stockholders, for up to approximately $60.0 million of shares of its common stock and/or pre-funded warrants at a price per share equal to the public offering price. Adage Capital Partners LP, Commodore Capital, Frazier Life Sciences, Nantahala Capital, Perceptive Advisors, Woodline Partners LP, and other existing investors are participating in the concurrent private placement. The consummation of the concurrent private placement will be contingent upon the closing of the public offering. The closing of the public offering and concurrent private placement are expected to occur on or about October 2, 2023, subject to the satisfaction of customary closing conditions. Guggenheim Securities, LLC, Cantor Fitzgerald & Co., and Oppenheimer & Co. Inc. are acting as the joint book-running managers for the public offering and placement agents for the concurrent private placement. Laidlaw & Company (UK) Ltd. is acting as lead manager for the offering and a placement agent for the concurrent private placement.

The securities described above relating to the public offering are being offered by Soleno pursuant to registration statements on Form S-3 (File Nos. 333-252108 and 333-274731) previously declared effective by the Securities and Exchange Commission (the “SEC”), and a preliminary prospectus supplement filed with the SEC on September 27, 2023. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the

SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; from Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by e-mail at prospectus@cantor.com; or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, New York 10004, by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

Before investing in the offering, you should read the prospectus supplement and the accompanying prospectus, and the other documents that Soleno has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, which provide more information about Soleno and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus supplement and the accompanying prospectus that forms a part of the registration statement.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s lead candidate, DCCR (Diazoxide Choline) Extended-Release tablets, a once-daily oral tablet for the treatment of Prader-Willi syndrome, recently completed its Phase 3 development program to support a planned New Drug Application submission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the Company’s expectations on the completion, timing and size of the public offering and the completion and timing of the private placement. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,”

“project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering and concurrent private placement, as well as risks and uncertainties inherent in Soleno’s business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578